UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 23, 2006

Keithley Instruments, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-9965	34-0794417
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

28775 Aurora Road, Solon, Ohio		44139
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(440) 248-0400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01 Changes in Registrant's Certifying Accountant.

On January 23, 2006, SS&G Financial Services, Inc. ("SS&G") was appointed as the independent registered public accounting firm for the Keithley Instruments, Inc. Retirement Savings Trust and Plan (the "Plan") for the year ended December 31, 2005, replacing PricewaterhouseCoopers LLP ("PwC"). This action dismisses PwC as the independent registered public accounting firm for the Plan for the year ended December 31, 2005.

The audit reports of PwC on the financial statements of the Plan for the fiscal years ended December 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended December 31, 2004 and 2003 and through January 23, 2006, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in its reports on the financial statements for such years.

During the Plan's fiscal years ended December 31, 2004 and 2003 and through January 23, 2006, there were no "reportable events" with respect to the Plan as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Plan provided a copy of the foregoing disclosures to PwC and requested that PwC furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements regarding PwC. A copy of the letter furnished in response to that request is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

16.1 Letter from PricewaterhouseCoopers LLP dated January 27, 2006, to the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keithley Instruments, Inc.

January 27, 2006	By:	Mark J. Plush

Name: Mark J. Plush
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

16.1	Letter from PricewaterhouseCoopers LLP dated January 27, 2006, to the Securities and Exchange Commission